Exhibit 99.1

Investor Contacts:

Gina Hicks

Chief Financial Officer

Phone: 888-482-7671

ghicks@vpco.com

VAPOR CORP. ENTERS INTO STANDSTILL AGREEMENTS WITH HOLDERS OF ITS SERIES A WARRANTS

DANIA BEACH, Fla., Feb. 17, 2016 — Vapor Corp. (OTC PINKSHEETS: VPCO.PK) (the "Company"), a leading U.S.-based distributor and retailer of vaporizers, e-liquids, e-cigarettes and e-hookahs, announced today that certain holders (each, a “Holder”) of the Company’s Series A Warrants (the “Series A Warrants”) have entered into standstill agreements with the Company (each, a “Standstill Agreement”), pursuant to which, among other things, each Holder agreed not to exercise their Series A Warrants pursuant to the “cashless exercise” provisions of the Series A Warrants prior to April 15, 2016, in whole or in part, which period may be extended in certain circumstances. These circumstances include the Company being delayed beyond April 15, 2016 in meeting the requirements for listing or quotation on the OTCQX or the OTCQB. The Standstill Agreements may be amended by Holders owning a majority of the issued and outstanding Series A Warrants executing the Standstill Agreements. The Company is seeking to obtain Standstill Agreements from all of the holders of Series A Warrants.

In addition, the Company has disclosed it no longer meets the “Equity Conditions” required to issue Company common stock to fulfill a cashless exercise pursuant to Section 1(d) of its Series A Warrants. The Company, therefore, can no longer elect to issue Company common stock in lieu of delivering of a cash payment upon an exercise pursuant to Section 1(d) of the Series A Warrants. The Company is seeking to meet the requirements for quotation on the OTCQX or the OTCQB to comply with the Equity Conditions of the Series A Warrants, including through the implementation of the 1:70 reverse stock split previously approved by the Company’s stockholders.

About Vapor Corp.

Vapor Corp. is a U.S. based distributor and retailer of vaporizers, e-liquids and electronic cigarettes. It recently acquired the retail store chain “The Vape Store” as part of a merger with Vaporin, Inc. The Company’s innovative technology enables users to inhale nicotine vapor without smoke, tar, ash or carbon monoxide. Vapor Corp. has a streamlined supply chain, marketing strategies and wide distribution capabilities to deliver its products. The Company’s brands include VaporX®, Krave®, Hookah Stix® and Vaporin™ and are distributed to retail stores throughout the U.S. and Canada. The Company sells direct to consumer via e-commerce and Company-owned brick-and-mortar retail locations operating under “The Vape Store” brand.

Safe Harbor Statement

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: The Material contained in this press release may include statements that are not historical facts and are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of

3001 Griffin Road  |  Ft. Lauderdale, FL 33312  |  Phone: 1.888.766.5351  |  Fax: 1.888.882.7095
www.vapor-corp.com

1995. These forward-looking statements reflect Vapor Corp.’s current views about future events, financial performances, and project development. These “forward-looking” statements are identified by the use of terms and phrases such as “will,” “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Vapor’s expectations. These risk factors include, but are not limited to, the risks and uncertainties identified by Vapor Corp. under the headings “Risk Factors” in its latest Annual Report on Form 10-K. These factors are elaborated upon and other factors may be disclosed from time to time in Vapor Corp.’s filings with the Securities and Exchange Commission. Vapor Corp. expressly does not undertake any duty to update forward-looking statements.

SOURCE Vapor Corp.

3001 Griffin Road  |  Ft. Lauderdale, FL 33312  |  Phone: 1.888.766.5351  |  Fax: 1.888.882.7095
www.vapor-corp.com